Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 11, 2025 by and among Safety Shot, Inc. (the “Seller”), [____] (the “Purchaser”).

RECITALS

WHEREAS, the Seller holds 2,347,142 shares of the common stock (the “Common Stock”) of SRM Entertainment, Inc. (the “Company”); and

WHEREAS, the Seller desires to sell 500,000 shares of the Common Stock (the “Shares”) to the Purchaser and Purchaser desires to purchase the Shares for an aggregate purchase price of $3,125,000.00 in cash (the “Purchase Price”).

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants here in contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Sale of Shares. On the date hereof, subject to the full execution of this Agreement by the parties and the terms and conditions set forth in this Agreement, Seller agrees to sell and Purchaser agrees to purchase the Shares for the aggregate Purchase Price of $3,125,000.00 payable to Seller via wire transfer of immediately available funds pursuant to the wire instructions of Seller attached as Schedule 1 hereto or as otherwise provided by Seller to Purchaser in exchange for the Shares being purchased hereunder.

2. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that:

a. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms.

b. With respect to the sale of the Shares, (i) the Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, security interests, claims or other encumbrances; (ii) Seller is not an “affiliate” of the Company; (iii) the Shares to be delivered are not and will not be subject to any transfer restriction, other than any restrictions on transfer under applicable law; and (iv) upon the transfer of the Shares to Purchaser, Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such Shares, free and clear of any encumbrances or transfer restrictions, other than any applicable restrictions on transfer under applicable law.

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c. Seller has the full power and authority to sell, assign and transfer the Shares to Purchaser in accordance with the terms hereof without the consent or approval of any third party other than as set forth in this Agreement. The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the transaction do not and will not: (i) violate the organizational documents of the Seller; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; or (iii) violate any provision of any federal or state statute, rule or regulation to which the Seller or any of its assets are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is party. No consent or approval of or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the transaction. The sale and delivery of the Shares to Purchaser pursuant to this Agreement will vest in Purchaser’s good and marketable title to the Shares, free and clear of any liens, security interests, claims or other encumbrances.

d. Seller is a sophisticated person with respect to the sale of the Shares, has such knowledge and experience in financial and business matters, and/or Seller has consulted such persons who have such knowledge and experience, that Seller is capable of evaluating the value of the Shares. Seller has made its own independent examination, investigation, analysis and evaluation of the Transaction, including Seller’s own estimate of the value of the Shares, and Seller understands that Purchaser may believe that the value of the Shares is, or may become, greater than the price being paid pursuant to this Agreement, and Seller upon such independent investigation, analysis and evaluation has determined that price being paid pursuant to this Agreement is fair. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, information or opinion on whether the sale of the Shares is prudent.

e. There are no existing warrants, options, stock purchase agreements, redemption agreements, calls or rights to subscribe of any character relating to the Shares being sold and transferred by Purchaser pursuant to this Agreement.

f. The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

g. To the knowledge of the Seller, the Shares are not subject to any current, pending, or threatened litigation.

h. The Seller is not in possession of and is not entering into this Agreement to sell the Shares to Purchaser on the basis of any material, nonpublic information concerning the Company. The Seller has not provided the Purchaser with any material nonpublic information regarding the Company.

i. The Seller shall execute and deliver or cause to be executed and delivered all such documents, assignments or other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose, including getting a medallion guarantee if required by the transfer agent.

j. Except for the representations and warranties made by the Seller in this Section 2, the Seller makes no other express or implied representation or warranty with respect to the Seller, the Shares, the transactions contemplated herein or any other matter.

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3. Representations and Warranties of Purchaser. The Purchaser represents and warrants to Seller that:

a. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

b. Purchaser (i) is not an “affiliate” of the Company and (ii) has the full power and authority to purchase the Shares from the Seller in accordance with the terms hereof without the consent or approval of any third party other than as set forth in this Agreement.

c. The undersigned Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related interpretations of the rules and regulations of the U.S. Securities and Exchange Commission.

d. Purchaser is acquiring the Shares for its own account and not with a view towards resale in connection with, the public sale or distribution thereof. Purchaser is acquiring the Shares hereunder in the ordinary course of business. Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

e. Purchaser a sophisticated person with respect to the purchase of the Shares, has such knowledge and experience in financial and business matters, and/or Purchaser has consulted such persons who have such knowledge and experience, that Purchaser is capable of evaluating the value and risks of the Shares. Purchaser has made its own independent examination, investigation, analysis and evaluation of the Shares and the Company, including Purchaser’s own estimate of the value of the Shares, and Purchaser understands that Seller may believe that the value of the Shares is, or may become, less than the price being paid pursuant to this Agreement, and Purchaser upon such independent investigation, analysis and evaluation have determined that price being paid pursuant to this Agreement is fair. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, information or opinion on whether the purchase of the Shares is prudent and that the Purchaser has not relied on any representation, warranty or other statement by Seller other than the representations and warranties of Seller expressly contained in Section 2 of this Agreement.

4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors in interest.

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5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the date and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. Due Diligence. Both the Purchaser and Seller agree that they have obtained as much information about the other party and the Company as they believe necessary to consummate the transactions described in this Agreement (the “Transactions”). Both Purchaser and Seller represent that they are sophisticated investors, have access to counsel and such other advisors as they deem advisable regarding the Transactions. Both Purchaser and Seller acknowledge the sale of the Shares is an off market private transaction and that either Purchaser or Seller may have information about the Company that the other party does not. Both Purchaser and Seller agree that no liability will exist for failure to disclose any information known by that party about the Company to the other party and specifically waive any rights that may arise from failure of Purchaser or Seller to reveal what may be material, non-public information about the Company.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same document.

8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein. This Agreement may be amended or modified, and any provision of this Agreement may be waived, only by a writing signed by each of the parties.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement upon the date above written.

PURCHASER:

By:
Title:

SELLER:

SAFETY SHOT, INC.

By:	Jarrett Boon
Title:	Chief Executive Oficer

SIGNATURE PAGE TO

STOCK PURCHASE AGREEMENT

SCHEDULE 1

Seller Wire Instructions

Name:

ABA:

Account: